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                                                                   EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this registration statement (Form S-8) pertaining to the Rock-Tenn Company Supplemental Retirement Savings Plan of our report dated October 24, 2002, with respect to the consolidated financial statements and schedule of Rock-Tenn Company included in its Annual Report (Form 10-K) for the year ended September 30, 2002, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP

Atlanta, Georgia
April 29, 2003